UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012 (May 22, 2012)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) held on May 22, 2012, the stockholders elected each of NASDAQ OMX’s nominees for director to serve for terms of one year and until their successors are duly elected and qualified. The stockholders also ratified the appointment of Ernst & Young LLP as NASDAQ OMX’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and approved the advisory vote on executive compensation. The stockholders approved a stockholder proposal on adoption of a simple majority vote on an advisory basis, but did not approve a stockholder proposal on special shareowner meetings.

The table below shows the voting results.

		For	Against	Abstain	Broker Non-Votes
Proposal I:	Election of Directors
	Steven D. Black	109,251,349	868,487	292,106	8,509,089
	Börje Ekholm	77,428,337	32,653,039	330,566	8,509,089
	Robert Greifeld	109,243,660	874,454	293,828	8,509,089
	Glenn H. Hutchins	108,771,936	1,347,678	292,328	8,509,089
	Essa Kazim	108,850,021	1,268,597	293,324	8,509,089
	John D. Markese	107,646,976	1,887,698	877,268	8,509,089
	Ellyn A. McColgan	109,271,035	847,152	293,755	8,509,089
	Thomas F. O’Neill	109,112,129	1,007,147	292,666	8,509,089
	James S. Riepe	109,192,424	936,589	282,929	8,509,089
	Michael R. Splinter	109,139,388	980,029	292,525	8,509,089
	Lars Wedenborn	109,288,477	828,715	294,750	8,509,089
Proposal II:	Ratify Appointment of Independent Registered Public Accounting Firm	117,641,451	1,242,135	37,445	0
Proposal III:	Approve the Company’s Executive Compensation on an Advisory Basis	106,965,322	3,329,238	117,382	8,509,089
Proposal IV:	Stockholder Proposal — Adoption of a Simple Majority Vote	75,109,736	35,223,983	78,223	8,509,089
Proposal V:	Stockholder Proposal — Special Shareowner Meetings	54,094,902	53,645,928	2,671,112	8,509,089

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2012	The NASDAQ OMX Group, Inc.

	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight

Executive Vice President and General Counsel